Exhibit 5.1




                                  June 24, 1999

Board of Directors
RF Industries, Ltd.
7610 Miramar Road
San Diego, CA  92126-4202

         Re:      Form S-8 Registration Statement

Gentlemen:

         We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on or about June 24, 1999 to register a total of 700,000 shares of common stock, no par value per share (the "Common Stock"), of RF Industries, Ltd., a Nevada corporation (the "Company") for the options granted to purchase Common Stock of the Company pursuant to the employment agreements of Messrs. Hill, LaFay and Perlman.

         For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined, among other things, originals and copies, certified and otherwise, identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. For the purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us.

         On the basis of and relying upon the foregoing examination and assumptions, we are of the opinion that, assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act of 1933, as amended, the shares of Common Stock being offered in the Registration Statement, when issued in accordance with the Registration Statement and the provisions of the respective employment agreements will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement., and any amendments thereto.

                                                    FISHER THURBER LLP


                                                    By:    /s/ David A. Fisher
                                                       ------------------------
                                                           David A. Fisher